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                                                               EXHIBIT 4(h)(iii)

                                 Amendment No. 1

                                     to the

     Amended and Restated Declaration of Trust, dated as of November 4, 2002 of

                       New York Community Capital Trust V



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         This  Amendment  No. 1 (this  "Amendment  No.  1") to the  Amended  and
Restated Declaration of Trust dated as of November 4, 2002 (the "Declaration"), of New York Community Capital Trust V ("the Trust") is made and entered into as of April 15, 2003.

                                   WITNESSETH:

                                    ARTICLE I

         WHEREAS, the Company, as Sponsor, the Administrative Trustees named in the Declaration, the Holders from time to time of undivided beneficial interests in the assets of the Trust issued pursuant to the Declaration, and Wilmington Trust Company, as Property Trustee and as Delaware Trustee established the Trust pursuant to a Declaration of Trust dated as of April 18, 2002 (the "Original Declaration") and amended and restated the Declaration as of November 4, 2002, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust, investing the proceeds in certain Debentures of the Company and engaging in only those activities necessary, advisable or incidental thereto;

         WHEREAS, Section 11.1(c) of the Declaration provides that any amendment that would adversely affect the powers, preferences or special rights of the Securities, shall not be effective except with the approval of a 66 2/3% in Liquidation Amount of the Holders of the class of Securities affected thereby;

         WHEREAS, all capitalized terms used in this Amendment No. 1 and not specifically defined herein shall have the meaning ascribed to such terms in the Declaration;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrative Trustees agree that the Declaration shall be amended by amending the definition of "Change of Control" under Section 1.2 of the Declaration to read in its entirety as follows:

         "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

          (1) the acquisition (other than open market purchases on any national securities exchange or the Nasdaq National Market on which the Company's capital stock is traded) by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of the Company's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors, other than any such acquisition by the Company, any of the Company's subsidiaries or any of the Company's employee benefit plans; or

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          (2) the  consolidation or merger of the Company with or into any other
              Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another Person, other than:

              (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock and (ii) notwithstanding such transaction, during any period of two consecutive years after such transaction individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) continue to constitute at least 50% of the board of directors of the Company then in office; or

              (b) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

         PROVIDED, HOWEVER, that a Change of Control shall not be deemed to have occurred if:

              (i) the closing sale price per share of the Company's common stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2) above, equals or exceeds 110% of the Conversion Price; or

              (ii)at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock (or, in the case of a foreign issuer, depositary shares) traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq
              National   Market  and,  as  a  result  of  such   transaction  or
              transactions,  the Warrants  become
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              exercisable solely into such common stock (and any rights attached thereto); or

              (iii) either the Company or the bank holding company resulting from or surviving the Change of Control:

                        (A) is not well-capitalized, as defined in 12 C.F.R. 225.2(r) or any successor provision, or

                        (B) is not otherwise in compliance with the capital adequacy requirements of the Federal Reserve, or

                        (C) has not received prior approval of the Federal Reserve to redeem the Warrants or the Preferred Securities; or

                (iv) any depository institution of the Company or of the bank holding company resulting from or surviving the Change of Control is not well capitalized under the prompt corrective action regulations of the applicable regulatory authority.

         For the purposes of the foregoing, a beneficial owner of shares of the Company's capital stock shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.


                                   ARTICLE II

        2.1     Effectiveness.  This  Amendment  No. 1  shall  become  effective
                 -------------
 immediately upon its execution and delivery by the Company and the majority of the Administrative Trustees.

        2.2     Confirmation.  This  Amendment  No. 1  and the Declaration shall
                ------------
 henceforth be read together. Except as expressly set forth herein, the Declaration shall remain unchanged and is in all respect confirmed and preserved.

        2.3     Counterparts.   This  Amendment  No.  1   may  be   executed  in
                ------------
 counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        2.4 Governing Law. This Amendment No. 1 and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of laws principles thereof.

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        IN  WITNESS  WHEREOF,  New York  Community  Bancorp,  Inc.,  a  majority of the Administrative Trustees, the Property Trustee and the Delaware Trustee have duly authorized and executed this Amendment No. 1 as of the day and year first written above.


                                        NEW YORK COMMUNITY BANCORP,
                                        INC.

                                        By: /s/ Anthony E. Burke
                                            ------------------------------------
                                        Name:  Anthony E. Burke
                                        Title: Senior Executive Vice President
                                               and Chief Operating Officer


                                        ROBERT WANN, as Administrative Trustee

                                        /s/ Robert Wann
                                        ----------------------------------------


                                        THOMAS R. CANGEMI, as Administrative
                                        Trustee

                                        /s/ Thomas R. Cagemi
                                        ----------------------------------------


                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Property Trustee

                                        By: /s/ Christopher J. Slaybaugh
                                            ------------------------------------
                                        Name:  Christopher J. Slaybaugh
                                        Title: Financial Services Officer


                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Delaware Trustee


                                        By: /s/ Christopher J. Slaybaugh
                                            ------------------------------------
                                        Name:  Christopher J. Slaybaugh
                                        Title: Financial Services Officer